                                Procter & Gamble

--------------------------------------------------------------------------------

                          The Procter & Gamble Company
                          Sharon Woods Technical Center
             11520 Reed Hartman Highway, Cincinnati, Ohio 45241-2422


                             MEMORANDUM OF AGREEMENT


                                                   Fabric Care Purchases
                                                   Sharon Woods Technical Center
                                                   11520 Reed Hartman Highway
                                                   Cincinnati, Ohio 45241

(1)      Buyer:            The Procter & Gamble Manufacturing Company

(2)      Seller:           Tredegar Molded Products Company
                           1100 Boulders Parkway
                           Richmond, Virginia 23225

(3)      Commodity:        The Fabric Care & Conditioners product ("FCC
                           Product") is Downy Liquid Fabric Conditioner Collars and Cups. Specification numbers are included on attachment titled "Specification Numbers."

                           The Automatic Downy Dispenser product parts ("ADD Parts") are components of the Downy Liquid Dispensing unit. Specification numbers are included on attachment titled "Specification Numbers."

                           The Hard Surface Cleaners product ("HSC Product") is Comet Powder Sifter Caps. Specification numbers are included on attachment titled "Specification Numbers."

                           "Products" are the FCC Products, ADD Parts, and HSC Products.

(4)      Quantity:         100% of Buyer's requirements, estimated at
                           [_____]* FCC Products per year, [_____]* ADD Parts per year, and [_____]* HSC Parts per year, for the period of this agreement.

(5)      Quality:

         (a) Products are to be equal to or superior to Buyer's applicable general and individual specifications and other written quality standards, including any subsequent additions or alterations agreeable to Buyer and Seller. The quality throughout the Agreement Period shall equal or surpass that of commercially available competitive products.

         (b) Seller will work with Buyer to continuously improve the quality of the products Seller provides to Buyer. Quality targets will include, but will not be limited to, zero short shipments and zero contamination of the Product. Further quality performance targets will be developed jointly by Buyer and Seller to ensure superior products.

---------------

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

         (c) Seller, at its own expense, will clean, inspect, and perform all routine maintenance on all equipment and tooling required to manufacture the Products on a regular basis, such as replacement of leader pin bushings, leader pins, standard ejector pins, and heater bands (if a hot runner system). Buyer will be responsible for performing all other maintenance on the tools required to manufacture the Products, including repair or replacement of components, provided that Buyer may ask Seller to perform such maintenance at Buyers expense.

(6)      Period:

         The contract will commence on July 1, 1995 and terminate on September 30, 1998.

(7)      Price:

         (a) Base Pricing

         Products' base pricing will be as per Attachment 1. Seller's obligation to price Products in accordance with Attachment 1 is contingent on Buyer's annual purchases of the volume estimates set forth in Paragraph 4, plus or minus fifteen (15) percent. If Buyer's annual purchases of any of the Products falls outside this range (noted on Table 1 below), either Buyer or Seller has the option to open discussion of price changes.

Table 1

                           Minimum Amount                       Maximum Amount
                           --------------                       --------------

         FCC Product       [_____]*                             [_____]*


         ADD Parts         [_____]*                             [_____]*

         HSC Parts         [_____]*                             [_____]*



         (b) (De)escalation Factors

         The base price is based on Polypropylene ("PP") and High Density Polyethylene ("HDPE") prices as of June 1, 1995. Seller has the right to escalate and the obligation to de-escalate the price of the Products based on actual changes in Seller's resin costs. Price changes on HDPE and PP will be subject to the attached policy dated July 18, 1994 and titled "Procter & Gamble Injection-Molding Resin Price Change Policy".

         (De)escalation factors for Products will be as per Attachment 2.

---------------

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.


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Page 3 of 8

(7)      Price (continued):

         (c) Non-Material Price Increases

         Both parties agree that non-material price increases (understood to be all increases not related to resin, colorant, or other packaging materials) will be negotiated annually (on September 30, 199X) with a maximum of a [_____]* increase each year.


         This provision is independent of any volume-related price change that may occur under the provisions of Paragraph 7(a).

(8)      Shipments:

         From time to time as Buyer may request on specific purchase orders or releases.

(9)      Terms:

         Seller agrees to invoice Buyer for Products and applicable freight charges at the time of Products' shipment by Seller to Buyer or Buyer's designee.

         Invoice payment is due net thirty (30) days from Buyers receipt of invoice.

(I0)     Environmental Compliance:

         Seller warrants that all goods comply in all respects with the applicable requirements of the Canadian Environmental Protection Act, the US Toxic Substance Control Act, including all Regulations under said Acts and all other relevant legislation.

         Seller warrants that all substances it provides to Buyer will accurately correspond to Buyer's specification(s) and that it will notify Buyer in advance of any proposed change in the substance(s) specified and supplied hereunder which could alter or add to any of the Chemical Abstract (CAS) number(s) for those substances which are listed in the Raw Material Specification(s) cited herein. Any such changes must be mutually agreed upon by Buyer and Seller prior to shipment to Buyer.

         Seller agrees to indemnify and hold harmless Buyer and its affiliates from all damages and liability resulting from a breach of these warranties by Seller.

---------------

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

(11)     Termination

         Should Buyer by reason of package redesign, product reformulation, process change or similar good faith commercial reason deem it necessary to reduce or discontinue its usage of any item covered by this Agreement, Buyer shall have the right to reduce or discontinue Seller's shipments hereunder. Any such reduction or discontinuance will be in the same proportion as applied by Buyer to other suppliers, if any, supplying this material to Buyer, and provided further, that Buyer has given Seller not less than thirty (30) days' notice of such reduction or discontinuance, with the understanding that Buyer will give Seller as much notice as is possible for the given circumstances, and provided further that Buyer agrees to purchase from Seller commercially reasonable quantities of its inventory (whether finished goods or raw materials) designated for the manufacture of Products or readied for shipment to Buyer that cannot be used elsewhere by Seller. For safety or health-related reductions or discontinuances, Seller agrees to discontinue production immediately upon receipt of written notice and justification from Buyer.



(12)     Releases

         To enable Buyer to maintain inventory control, Products are to be manufactured by Seller only upon receipt of specific authority, including releases from the Procter & Gamble Lima, OH Plant ("Lima"), Owens-Brockway - Findlay, OH Plant ("Owens"), or the Procter & Gamble - St. Louis, MO Plant ("St. Louis"). Products are to be released and shipped by Seller in accordance with the Lima's, Owens', or St. Louis' instructions. Seller may not accrue storage charges for Buyer's account unless specifically authorized to do so in writing by Buyer.

(13)     Specification Changes:

         (a) If at any time during the period of the Agreement, Buyer and Seller are unable to agree on any portion of Buyer's specifications, and Buyer can purchase material meeting said specifications from another supplier(s), Buyer shall notify Seller and Seller shall have the opportunity to meet said specifications. If Seller fails to do so within thirty (30) days from said notification, with the understanding that Buyer will give Seller as much notice as is possible for the given circumstances, Buyer shall have the right to purchase elsewhere the quantities required for consumption for the balance of the contract period.

         (b) If Buyer desires to make minor changes in the specifications of any of the materials covered herein during the period of this Agreement, it shall be Buyer's privilege to do so, and Seller shall have the right to change prices accordingly, provided that any changes in price shall be based only upon any increase or decrease in the cost of material and labor involved in producing materials under the revised specifications provided any changes do not materially affect Seller's production speed or efficiency. If Seller is unable to produce the materials in quantities required by Buyer, in accordance with the new specifications established by Buyer, with thirty (30) days notice, and at a price acceptable by both parties, Buyer shall have the option of purchasing such materials from another source and terminating its obligations under this Agreement for the item involved.

(14)     Warranty:

         (a) In the event of any failure or defect in Products produced hereunder resulting from Seller's failure to comply with the terms of this Agreement, including but not limited to Buyers specifications, Seller agrees, if Buyer so requests, to rework and/or scrap any defective product, or authorizes Buyer to do so, and Seller shall, at Buyer's option, replace any defective Products or credit Buyer for total cost thereof, including, to the extent undertaken by Buyer at Sellers request, the cost of inspecting, sorting, reworking, and scrapping. In addition, Seller shall be responsible for claims by third parties against Buyer for loss or damage to the extent such loss or damage is the result of Seller's failure to produce Products of merchantable quality.

         (b) By acceptance of this Agreement and in consideration thereof, Seller warrants and agrees that it will defend any suit that may arise against the Buyer or any subsidiary or affiliated company thereof for alleged infringement of any patents relating to any Products, article or articles furnished hereunder, and that the Seller will indemnify and save harmless the Buyer and any subsidiary or affiliated company thereof, against any loss. including damages, costs and expenses, including attorneys' fees, which may be incurred by the assertion of any patent rights by other persons. Buyer agrees to hold Seller harmless with respect to liability for infringement of a design patent by reason of making or furnishing to Buyer hereunder, any article or articles the ornamental appearance of which was specified by Buyer and not offered by Seller as an option.

         (c) Seller warrants that Products will conform to the provisions of Paragraph 5.

         (d) Seller makes no other warranties, express or implied, regarding the Products other than as expressly set forth in this Agreement.

(15)     Trial Orders:

         Buyer reserves the right to place trial orders outside of this Agreement for any materials included herein if this becomes necessary in the process of qualifying new suppliers. Such trial orders will be limited in size and/or frequency so that the intent of Paragraph 4 is not violated.

(16)     Cost Savings:

         Buyer and Seller agree to engage in cost savings projects to improve and/or reduce costs of the Products. Buyer and Seller will negotiate the sharing of net cost savings from such projects on a case by case basis.


(17)     Confidentiality:

         Seller agrees to take all reasonable precautions to ensure the confidentiality of Buyer's Products and/or confidential information related to all materials necessary to make Buyer's Products. If this confidentiality is breached, Buyer shall have the right to terminate this Agreement immediately.

(18)     Transferability:

         This Agreement shall not be transferred or assigned by a party to any third party without prior consent of Buyer. Buyer at its sole discretion may terminate this Agreement without further obligation if there is a change in controlling ownership of Seller.


(19)     Robinson-Patman Act:

         Seller warrants that the prices set forth in this Agreement are valid under the provisions of the Robinson-Patman (Price Discrimination) Act and all other pertinent laws, orders and regulations.


(20)     Meet Or Release:

         If at any time during the period of this Agreement Buyer can purchase Products of like quality and like quantity at a price which will result in a delivered cost to Buyer that is lower than the delivered cost of the material purchased hereunder, Buyer may notify Seller of such a delivered cost and Seller shall have an opportunity of pricing material hereunder on such a basis as to result in the same delivered cost to Buyer within forty-five (45) days of said notification. If Seller fails to do so or cannot legally do so, Buyer may purchase from the supplier of the lower delivered cost material, and any purchase so made shall be held to apply on this Agreement, and the obligation of Buyer and Seller shall be reduced accordingly. The spirit of this Paragraph is to protect Buyer from being disadvantaged by manufacturing breakthroughs in Seller's industry, If such breakthroughs would enable Buyer to achieve superior value by purchasing any of the Products covered by this agreement from another source, it will be Buyer's right to do so.

(21)     Favored Nations:

         If, during the life of this Agreement, the Seller sells any products or articles substantially the same as those listed herein at prices, including applicable freight equalization terms, lower than the prices then effective under this Agreement, said lower price shall apply on all goods thereafter shipped under this Agreement during the period of sale at such lower price to others, provided Seller can legally extend such lower price to Buyer.

(22)     Freight:

         On goods bought "delivered" or "F.O.B. destination," Seller should prepay freight or other transportation charges. On goods bought "F.O.B. point of origin" or 'F.O.B. Sellers Plant," on which Seller prepays freight and invoices Buyer, invoice including transportation charges must show weight of shipment, freight rate charged, and name of carrier, or be accompanied by a copy of the prepaid freight bill: Buyer may withhold payment of freight portion of Seller's invoice until date that this condition has been fulfilled. The "non-recourse" clause an the bill of lading covering the shipments must not be signed, and any over-charges which may accrue will be for Seller's account.

(23)     Force Majeure:

         Fire, flood, strikes, lock-out, epidemic, accident, shortage of customarily used transportation equipment (or suitable substitute), or other causes beyond the reasonable control of the parties, which prevent Seller from delivering or Buyer receiving and/or using the Products covered by this Agreement, shall operate to reduce or suspend deliveries during the period required to remove such cause. In the event of reduced deliveries by Seller under the provisions of this paragraph, Seller shall allocate its available supply of Products, component raw materials, and related manufacturing facilities among purchasers and Seller's divisions, departments, and affiliates on such basis that Buyer's percentage reduction will not be greater than the overall percentage reduction in total quantity of Products, component raw materials, and related manufacturing facilities Seller has available for supply. Any deliveries suspended under this paragraph shall be canceled without liability, and the Agreement quantity shall be reduced by the quantities so omitted.

         In the event non-availability of raw materials causes Seller to reduce shipments to Buyer, Seller agrees to give Buyer the option to provide such raw materials to Seller at a price not to exceed Buyer's market place. If Buyer provides such raw materials to Seller at such price, Seller will increase deliveries of Products to Buyer by the amount produced with the raw materials supplied by Buyer up to the quantity specified in the Agreement.


(24)     Compliance With Other Laws:

         Whether this Agreement refers to manufactured items or to work, Seller warrants and agrees that it has complied, and will comply, with (1) applicable employment laws of the U.S., including without limitation Social Security, unemployment compensation, unemployment insurance, workers' compensation laws and the Fair Labor Standards Act as amended, (Each invoice must bear the following certification: "Materials or work covered by this invoice were produced in conformity with the Fair Labor Standards Act as amended.") and (2) all other applicable U.S. laws, codes, regulations, rules, and orders, and all other applicable Canadian laws, codes, regulations, rules and orders to Seller's knowledge. Seller agrees to indemnify Buyer and save Buyer harmless from any damage to Buyer resulting from Seller's failure to comply with the foregoing, and in the event of such failure Buyer may, in addition, cancel this Agreement.


(25)     Headings:

         Paragraph headings or titles are intended for ease of reading and are not intended to have any legal meaning.

(26)     U.S. Government Contract:

         Some of the material or services covered by this Agreement is to be used on a contract with the Federal Government to which the provisions of Section 202 of Executive Order 11246, Section 402 of The Vietnam Era Veterans Readjustment Act of 1974 and Section 503 of The Rehabilitation Act of 1973 apply, and consequently the provisions of Section 202,
         Section 402 and 503 will become binding upon the Seller upon acceptance of this Agreement, if this Agreement exceeds $10,000 or applies against a contract exceeding $10,000 in one year with respect to Sections 202 and 402, and $2,500 with respect to Section 503. Regulations under the Executive Order, The Vietnam Era Veteran's Readjustment Act and the Rehabilitation Act may require Seller to develop an Affirmative Action Compliance Program, to file an Employee Information Report EEO-1 or other reports as prescribed, and to certify that its facilities are not segregated on the basis of race, color, religion, or national origin. (See 41.CFR 60.)


(27)     Jurisdiction:

         The parties hereto agree that all of the provisions of this contract and any questions concerning the interpretations and enforcement shall be governed by the internal laws of the state of Ohio, U.S.A.



The Procter & Gamble Manufacturing Company    Tredegar Molded Products
BUYER                                         SELLER

BY: /s/ J.M. Kelly                            BY /s/ David Reed
   ----------------------------------            -------------------------------
            (Signature)                                   (Signature)

            J.M. Kelly                                    David Reed
-------------------------------------         ----------------------------------
TITLE:   Purchasing Director                  TITLE:  General Manager-Molded
                                                      Products Division
      -------------------------------               ----------------------------
DATE:           8/8/85                        DATE:           8/4/95
      -------------------------------               ----------------------------

                              Specification Numbers

                                    Production Description         Spec. Number
                                    ----------------------         ------------
FCC Products
                           3X Collar - Blue (World Color)          1862226
                           3X Cap - Pink (AF)                      1862234
                           3X Cap - Yellow (SR)                    1863034
                           3X Cap - Green (MS)                     1863042
                           3X Cap - White (FR)                     1863059
                           1 X Collar - Blue (AF)                  1864248
                           1X Cap - Pink (AF)                      1864192

ADD Products

                           Valve                                   1451616
                           Weight                                  1451608
                           Chain                                   1451624
                           Collar                                  1451632

HSC Product

                           Red Sifter Cap                          1860071-2

                                Procter & Gamble

                                                              July 18, 1994

          PROCTER & GAMBLE INJECTION-MOLDING RESIN PRICE CHANGE POLICY

This document outlines Procter & Gamble's policy regarding resin-based price changes for all resins used in the production of Procter & Gamble's injection-molded products. This policy is in effect as of July, 1994 and applies to all items not previously covered by a written price escalation/de-escalation clause in a Memorandum of Agreement or purchase order.

BACKGROUND

Procter & Gamble is pursuing several objectives with this policy. Our company is working very hard to manage and improve all aspects of product cost, so as to deliver greater value to the consumer. Plastic resin across all packaging forms is a huge cost category for our company and, specifically, it is a major cost component for injection-molded parts. Historically, P&G has taken a "hands-off"

approach to the Purchase of resin, allowing our suppliers to purchase these commodities directly on our behalf. However, in most of our commercial arrangements, P&G has assumed the risk of resin market fluctuations by allowing cent-for-cent direct price change pass-throughs from molders when increases or decreases occurred in the market. Net, we have borne the impact of resin changes with little involvement in, or verification of, the process.

As we work to better manage our costs, however, it has become clear to us that resin is an area that deserves more attention. First, we intend to gain a better understanding of resin attributes and markets, so that we can play a more proactive role in developing technical and commercial synergy in this area across our businesses. We obviously want to work with our key suppliers in this effort. Second, we want to better understand how well our suppliers manage the resin costs that go into the final price that we pay. We plan to keep track of each supplier's resin-based price change history which P&G. Companies that aggressively and professionally manage resin costs on our behalf will be better positioned to grow their business with us in the future. Third. recent movements in resin markets and the way that they have been implemented lead us to feel that verification of the resin prices used in our products is a key step it we are to better manage costs.


POLICY PROVISIONS

These objectives have led us to implement the following resin price change policy:

1 ) All communication concerning resin-based price change requests - increases or decreases should be directed to a single contact within P&G. For all injection-molding resins, with the exception of HDPE, SAN, and ABS, that contact will be Lynne Keister, Associate Director, Procter & Gamble Purchases. The contact for HDPE changes will be Karen Eller, Associate Director, Procter & Gamble Purchases, and the contact for SAN/ABS will be John Lown, Purchasing Manager, P&G Cosmetics & Fragrances Purchases. These three contacts will be responsible for communicating the fact that a supplier has made a price change request to the pertinent buyers within P&G. If a supplier wishes, they may communicate a requested change to the individual buyers at the same time that the change is communicated to the resin contact person specified above, but the single notification contact - and single contact for providing P&G's official response - will be the three individuals previously identified. Addresses for Ms. Eller, Ms. Keister and Mr. Lown are attached.

Once we have indicated official acceptance of a change, price change sheets for individual parts should be sent to the appropriate buyer - you do not need to send these via Ms. Eller, Ms. Keister or Mr. Lown.

2 ) P&G will continue to assume the risk for resin market moves via direct price change pass-through if a supplier so desires, as we have in the past. However,

we will be requesting verification of resin price changes that the supplier is seeking to pass on to our company. We are defining verification as the submission of copies of resin invoices to P&G that the molder has received from its resin vendor "before" and "after" the resin price change. The set of invoices should demonstrate the magnitude of the change and the effective date to the molder of the change. There should be a set of invoices for each product code on which a change is being requested.

Increases

- P&G will accept any reasonable resin-based price increase that a supplier may request in its entirety if the supplier provides us with a set of "before" and "after" resin invoices that demonstrate the increase magnitude and timing that the molder has accepted from its resin suppliers. These invoices should be provided by resin product code and should be sent to Ms. Eller, Ms. Keister or Mr. Lown, depending on the resin involved. If the invoices verify the request that is being made, the increase will be effective 30 days from the date of receipt of the invoices, to reflect standard customer notification timing. Requests for increases from suppliers who verify can be made at anytime. Suppliers that can work to keep costs flat or declining over time will hold particular value for P&G.

- Suppliers that decline to submit invoices verifying increase requests are subject to the following. Increase requests may be made once a quarter and must be submitted no later than the first day of the month preceding the start of the calendar quarter, if they are to be considered for implementation the following quarter. For example, an increase request must be received by September 1st for the increase to become effective October 1st. It the September 1st deadline is missed, the supplier would not have the opportunity to realize a resin-based price increase until the following quarter or January 1st. Suppliers choosing not to verify will be granted the average of the increase requests made by the suppliers that verify for that quarter. The average will be calculated across the number of vendors that sell us parts using the resin in question, to include "zeros" for suppliers that have not requested an increase for that quarter. For example, if there are ten suppliers selling P&G LDPE parts, the average would include the verified requests for that quarter, including zeros for the suppliers not requesting increases and the sum would be divided by ten to get the average. The quarterly system is aimed at simplifying the execution and is effective immediately.

- Our long-term vision for this system is to ultimately eliminate the averaging mechanism and offer suppliers two options: either quote on our business with verified direct increase pass-throughs or submit quotations that do not call for resin escalation over the life of the agreement ("flat" pricing proposals). We expect to implement this vision in the second phase of our team's supply base consolidation efforts, in 1-2 years.

To emphasize the point, no supplier will be disadvantaged if they use the verification mechanism.

Decreases

- P&G will accept all resin-based decreases - those resulting from broad market moves and more narrow supplier negotiations - at any time. We will expect to receive all market decreases that are reported by reliable industry trade publications like Plastics News and ChemData and that are legal and in compliance with the Robinson-Patman Act.

- P&G will monitor market news as we do now, and when a decrease is reported, we will notify molders of our read on the decrease in question, both in terms of magnitude and timing (a hypothetical example - "we believe that prices decreased $.01/lb. in August"). We would expect to receive the decrease per our read on the market, unless a supplier informs us that they have not realized the decrease either on the same timing or in the same magnitude as we have suggested. If the supplier can verify via "before" and "after" invoices that there is, in fact, a different set of circumstances in their situation they will, of course, be honored. If P&C's view of the market decrease cannot be disproved, we would expect to receive the decrease per our notification.

Again, no supplier will be disadvantaged if they verify their individual circumstances with invoices.


3) All resin price information disclosed via the invoice system will be quarantined with the single point contact (Ms. Eller, Ms. Keister or Mr. Lown). We will monitor each supplier's resin-based price change history and how competitively suppliers purchase resin will be used as one factor in business awards. However, no supplier's individual resin price will be shared within P&G. Today, some suppliers choose to discuss their resin pricing with individual buyers. Suppliers may continue that practice it they wish to but we would like to have an idea of where this is happening so that we can maintain the integrity of the confidentiality that we have promised in this situation.

To repeat, our goals are to work to more carefully manage our resin costs, to develop a better understanding of resin market issues and to use resin purchasing effectiveness as an element of value in future sourcing decisions. We believe that this modification to our "pass-through" policy meets our objectives and still affords the supplier every opportunity to pass the risk for resin movements onto P&G, it they are verified.



L. D. Keister
for the P&G North American
Injection-Molded Parts Strategy Team

                                 RESIN CONTACTS



Mr. John R. Lown - SAN/ABS
Purchasing Manager
The Procter & Gamble Cosmetics & Fragrances Company
11050 York Road
Hunt Valley, Maryland 21030
Phone: (410) 527-5857
FAX:   (410) 785-4661


Ms.  Karen A. Eller - HDPE
Associate Director
The Procter & Gamble Company
1 Procter & Gamble Plaza
Cincinnati, Ohio 45202
Phone: (513) 945-9284
FAX:   (513) 945-9547


Ms. Lynne D. Keister - for all other resins
Associate Director
The Procter & Gamble Company
Sharon Woods Technical Center
11520 Reed Hartman Highway
Cincinnati, Ohio 45241-2422
Phone: (513) 626-3520
FAX :  (5l3) 626-4155

                                  ATTACHMENT 1

                                  Base Pricing



Product Description                                                Price (Per M)


Downy 3X Cup - Red
         Spec. #1862234                                                 [_____]*


Downy 3X Cup - Green
         Spec. #1863042                                                 [_____]*



Downy 3X Cup - Yellow
         Spec. #1863034                                                 [_____]*


Downy 3X Cup - white
         Spec- #1863059                                                 [_____]*


Downy 3X Collar - Blue
         Spec. 11862226                                                 [_____]*


Downy 1X Cup - Pink
         Spec. 11864198                                                 [_____]*
         Spec. 0270081310.1 (Canadian)                                  [_____]*


Downy 1X Collar - Blue
         Spec. #1864206                                                 [_____]*


Comet Powder Sifter Cap - Red
         Spec. #1860071                                                 [_____]*


---------------

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

                                  Base Pricing
                                Downy Ball (ADD)


Annual Volume Below 5.5mm Units
Description                                                 Price (Molding only)


ADD Valve                                                    [_____]*

ADD Weight                                                   [_____]*

ADD Collar                                                   [_____]*

ADD Chain                                                    [_____]*



Assembly                                                     [_____]*


Building Lease                                               [_____]*



Annual Volume Above 5.5mm Units
Description                                                 Price (Molding only)


ADD Assembly                                                 [_____]*

ADD Valve                                                    [_____]*

ADD Weight                                                   [_____]*

ADD Collar                                                   [_____]*

ADD chain                                                    [_____]*


Building Lease                                               [_____]*


Freight - F.O.B. Seller's Plant

---------------

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

                                  Attachment 2

                          Resin (De)Escalation Factors


Product                                           Factor (per $.01/lb change)

Downy 1X Cup                                                [_____]*

Downy 3X Cup                                                [_____]*

Downy 1X Collar                                             [_____]*

Downy 3X Collar                                             [_____]*

ADD Valve                                                   [_____]*


ADD Weight                                                  [_____]*

ADD Collar                                                  [_____]*

ADD Chain                                                   [_____]*

Comet Sifter Cap                                            [_____]*

---------------

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.